UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 11, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2013, Local Corporation (the “Registrant”) entered into a Settlement and Patent License Agreement (the “Agreement”) with GeoTag, Inc., pursuant to which the Registrant agreed to pay GeoTag, Inc. a license fee of $550,000 in return for a license to the Licensed Patents (as defined in the Agreement), including United States Patent No. 5,930,474, all patent applications related thereto, and all reissue patents, continuations and continuations-in-part through the expiration of the last surviving patent among the Licensed Patents. In connection with the Agreement, Geotag will dismiss its claims against the Registrant in Civil Action No. 2:10-CV-00265 pending in United States District Court for the Eastern District of Texas with respect to the Licensed Activities and Products (as defined in the Agreement), which includes all current operations of the Registrant. The Registrant has denied liability in the litigation and has entered into the Agreement to put an end to litigation costs associated with this suit. A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Settlement and Patent License Agreement by and between Registrant and Geotag, Inc. dated November 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: November 12, 2013	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Settlement and Patent License Agreement by and between Registrant and Geotag, Inc. dated November 11, 2013.